Exhibit 4.1

SHARES OF Ordinary Shares			NUMBER OF CERTIFICATE XXXXX

Foamix Pharmaceuticals Ltd. INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

THIS CERTIFIES that ______________________________________________________ Is the owner of __________________________________________________(___________)

Fully paid and non-assessable Shares of NIS 0.16 value per share, of

Foamix Pharmaceuticals Ltd.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Company and the signature of its duly authorized officer dated _____ _, 2014

	_________, Director	_________, Director

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

shares of

the ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________

attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE(S) GUARANTEED:
______________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANK, STOCKBROKERS, SAVING AND LOAN ASSOCIATION AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C RULE 17Ad-15.